UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2006

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 17, 2006, upon approval of the Compensation Committee (the “Committee”) of Tennant Company (the “Company”), the Company entered into a Consulting Agreement with Rex L. Carter (the “Agreement”), who was serving as the Company’s Senior Vice President of Operations and Systems until August 18, 2006. As the Company announced on August 17, 2006, Mr. Carter left the Company to pursue other opportunities. In connection with his departure, the Company entered into the Agreement to assist the Company in transitioning Mr. Carter’s duties to other employees. The Agreement provides that Mr. Carter will provide consulting services to the Company for a period of six months in exchange for $16,666.67 per month of consulting fees during the consulting term. The Consulting Agreement is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

10.1	Consulting Agreement between the Company and Rex L. Carter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY
Date: August 21, 2006	/s/	Heidi M. Hoard
Heidi M. Hoard Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Consulting Agreement between the Company and Rex L. Carter	Filed Electronically